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As filed with the Securities and Exchange Commission on June 20, 2003

SEC File No-1-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

OLD SECOND BANCORP, INC.	OLD SECOND CAPITAL TRUST I
(Exact name of registrant and co-registrant as specified in their charters)

Delaware 36-3143493	Delaware Applied For
(State of incorporation or organization) (I.R.S. Employer Identification No.)	(State of incorporation or organization) (I.R.S. Employer Identification No.)

37 South River Street
Aurora, Illinois 60506-4172
(630) 892-0202
(Address, including zip code, of principal executive offices)

        If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☐

        If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☒

Securities Act Registration Statement File Numbers to which this Form relates:    333-105421, 333-105421-01
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:    None

Securities to be registered pursuant to Section 12 (g) of the Act:
    % Cumulative Trust Preferred Securities of Old Second Capital Trust I
(and the Guarantee of Old Second Bancorp, Inc. with respect thereto)
(Title of Class)

        THIS REGISTRATION STATEMENT CONTAINS A TOTAL OF 3 PAGES, CERTAIN EXHIBITS ARE INCORPORATED IN THIS REGISTRATION STATEMENT BY REFERENCE TO THE REGISTRANTS' REGISTRATION STATEMENT ON FORM S-3 FILED ON MAY 20, 2003, AS AMENDED.

Item 1.    Description of Registrants' Securities to be Registered.

        For the full description of Old Second Capital Trust I's    % Cumulative Trust Preferred Securities (the "Preferred Securities") and the Guarantee of Old Second Bancorp, Inc. (the "Guarantee") being registered hereby, reference is made to the information contained under the captions "Description of the Preferred Securities," "Description of the Debentures," "Description of the Guarantee," and "Relationship Among the Preferred Securities, the Debentures and the Guarantee" in the Prospectus that forms part of the Company's Registration Statement on Form S-3 (Registration Nos. 333-105421 and 333-105421-01) filed with the Securities and Exchange Commission on May 20, 2003 under the Securities Act of 1933, as amended (the "Registration Statement"). The information contained in the Registration Statement and the Prospectus is incorporated herein by reference. Definitive copies of the Prospectus describing the Capital Securities will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the description of the Capital Securities contained therein shall be deemed to be incorporated by reference into this Registration Statement on Form 8-A.

Item 2.    Exhibits.

  1.
  Certificate of Trust of Old Second Capital Trust I (incorporated by reference to Exhibit 4.3 to the Registration Statement).

  2.
  Trust Agreement of Old Second Capital Trust I (incorporated by reference to Exhibit 4.4 to the Registration Statement).

  3.
  Form of Amended and Restated Trust Agreement of Old Second Capital Trust I (incorporated by reference to Exhibit 4.5 to the Registration Statement).

  4.
  Form of Preferred Securities Certificate for Old Second Capital Trust I (incorporated by reference to Exhibit 4.6 to the Registration Statement).

  5.
  Form of Capital Securities Guarantee Agreement for Old Second Holding Trust I (incorporated by reference to Exhibit 4.7 to the Registration Statement).

  6.
  Form of Indenture relating to the Subordinated Debenture (incorporated by reference to Exhibit 4.1 to the Registration Statement).

  7.
  Form of Subordinated Debenture (incorporated by referenced to Exhibit 4.2 to the Registration Statement which is included as Exhibit A to Exhibit 4.1 to the Registration Statement).

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.

June 20, 2003	OLD SECOND CAPITAL TRUST I
	By:	OLD SECOND BANCORP, INC., as Depositor
	By:	/s/ WILLIAM B. SKOGLUND William B. Skoglund President and Chief Executive Officer
OLD SECOND BANCORP, INC.
	By:	/s/ WILLIAM B. SKOGLUND William B. Skoglund President and Chief Executive Officer

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  Item 1. Description of Registrants' Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE